County Clerk, Affected Counties, NM
	Secretary of State - FS (State of New Mexico)

	DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
	FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

	FROM
	MALLON OIL COMPANY
	(Mortgagor and Debtor)

	TO
Lee-Ken Choo, Trustee
	for the benefit of

	AQUILA ENERGY CAPITAL CORPORATION
	(Mortgagee and Secured Party)

For purposes of filing this instrument as a financing statement, the mailing address of Mortgagor/Debtor is 999 18th Street, Suite 1700, Denver, Colorado 80202; the mailing address of Mortgagee/Secured Party is Two Houston Center, 909 Fannin Street, Suite 1850, Houston, Texas 77010.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND COVERS FUTURE ADVANCES AND PROCEEDS.

THIS IS A "LINE OF CREDIT MORTGAGE" FOR PURPOSES OF Section 48-7-4(B) NMSA 1978.

INTERESTS IN OIL, GAS AND OTHER MINERALS OR IN ACCOUNTS RESULTING FROM THE SALE THEREOF WHICH ARE INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT WELLHEADS LOCATED ON THE LANDS DESCRIBED IN EXHIBIT A HERETO.

THIS IS A FIXTURE FILING. PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY MAY BE, OR MAY IN THE FUTURE BE, AFFIXED TO THE LANDS DESCRIBED IN EXHIBIT A HERETO.

THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.
	*********************************
This instrument was prepared by Michael L. Grove, PORTER & HEDGES, L.L.P.,
700 Louisiana, Houston, Texas 77002-2764.

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

	PORTER & HEDGES, L.L.P.
	700 Louisiana
	Houston, Texas 77002-2764
	Attn: Rhonda Muschalik

	DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
	FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

	(THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)



KNOW ALL MEN BY THESE PRESENTS: That the undersigned MALLON OIL COMPANY, a Colorado corporation ("Mortgagor"), whose mailing address is 999 18th
Street, Suite 1700, Denver, Colorado 80202 for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, has granted, bargained, sold, conveyed, transferred and assigned, and by these presents does grant, bargain, sell, convey, transfer and assign to Lee-Ken Choo, Trustee, whose address is Two Houston Center, 909 Fannin Street, Suite 1850, Houston, Texas 77010, and his successors and substitutes in trust, as hereinafter provided (the "Trustee"), for the benefit of AQUILA ENERGY CAPITAL CORPORATION, the mailing address for which is Two Houston Center 909 Fannin Street Suite 1850, Houston, Texas 77010 ("Mortgagee"), the following described property:

Certain interests in oil, gas and/or mineral estates in the property more particularly described in the schedule attached hereto, marked Exhibit A for identification, incorporated herein and made a part hereof for all purposes (the "Land").

For the same consideration, Mortgagor hereby grants to Mortgagee a continuing security interest in all improvements and all personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code, including the proceeds and products from any and all of such improvements and personal property, whether now owned and existing or hereafter acquired or arising, and situated on any of the Land, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal property and equipment of every kind and character upon, incident, appurtenant or belonging to and used in connection with Mortgagor's interest in the Land, including all oil, gas and other minerals produced or to be produced to the account of Mortgagor from the Land and all accounts receivable, general intangibles and contract rights of Mortgagor in connection with the Land or the Leases (as hereinafter defined) including, but not limited to, any rights under agreements and contracts, including, but not limited to, those agreements and contracts set forth in Exhibit A hereof, and all proceeds, products, substitutions and exchanges thereof (the Land, the Leases and real and personal property interests hereinabove described being the "Mortgaged Property").

For the same consideration, Mortgagor hereby grants to Mortgagee any and all rights of Mortgagor to liens and security interests in the Mortgaged Property securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to, those liens and security interests provided for in the New Mexico Oil and Gas Products Lien Act (N.M. STAT. ANN. Sections 48-9-1 to -8).


TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the lien and/or security interest of this Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production (referred to here-inafter as the "Deed of Trust" or the "Mortgage"), together with all rights, hereditaments and appurtenances in anywise belonging to the Trustee or assigns forever, with mortgage covenants and upon the statutory mortgage conditions, except as otherwise modified by the specific terms of this Mortgage. Any additional rights, titles or interests which Mortgagor may hereafter acquire or become entitled to in the interests, properties, Lands and premises aforesaid, or in the oil, gas or other minerals in and under or produced from the Land and Leases shall inure to the benefit of and be covered by this Deed of Trust and constitute "Mortgaged Property", the same as if expressly described and conveyed herein.

With respect to any portions of the Mortgaged Property located in any state or other jurisdiction the laws of which do not provide for the use or enforce-ment of a deed of trust or the office, rights and authority of the Trustee as herein provided, the general language of conveyance hereof to the Trustee is intended and the same shall be construed as words of mortgage unto and in favor of the Mortgagee, and the rights and authority granted to the Trustee may be enforced and asserted by Mortgagee in accordance with the laws of the jurisdiction in which such portions of the Mortgaged Property are located and the same may be foreclosed at the option of the Mortgagee as to any or all such portions of the Mortgaged Property in any manner permitted by the law of the jurisdiction in which such portions of the Mortgaged Property are situated.

	ARTICLE I.

	WARRANTIES

Mortgagor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular the above described property, rights and interests constituting the Mortgaged Property to the Trustee and to his assigns forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof. For the same consideration Mortgagor, for itself, its successors and assigns, covenants, represents and warrants that:

(a)	the incurring by Mortgagor of the indebtedness secured by this
Deed of Trust and the execution and delivery by Mortgagor of the evidences of such indebtedness and this Deed of Trust and the performance and observance by Mortgagor of the terms and provisions of such evidences of indebtedness and this Deed of Trust have been duly authorized by any necessary proceedings and will not contravene any requirement of law or any provision of the articles of incorporation or bylaws of Mortgagor, or result in the breach or termination of, or constitute a default under, any indenture or other agreement or instrument to which Mortgagor is a party or by which it or any of its property may be bound or affected;

(b)	Mortgagor is the lawful owner of the Mortgaged Property and
has good right and authority to pledge, mortgage, assign, sell and convey the same;

(c)	Mortgagor's interests in the Mortgaged Property, as set forth in Exhibit A hereto, are true and correct;

(d)	all of the oil, gas and/or mineral leases constituting all or part of the Mortgaged Property (the "Leases") are in full force and effect;

(e)	Mortgagor's interest in the Leases is free and clear of all
liens, mortgages, oil payments, or other burdens or encumbrances except for Permitted Encumbrances (as defined in Exhibit A hereto);

(f)	all covenants, express or implied, in respect thereof, or of any assignment thereof which may affect the validity of any of the Leases, have been performed insofar as the Leases pertain to the Land;

(g)	all gross production taxes have been likewise paid;

(h)	Mortgagor (a) is and has in the past been in compliance with all Environmental Laws (as defined in the Credit Agreement) and all permits, requests and notifications relating to health, safety or the environment applicable to the Mortgagor or any of its properties, assets, operations and businesses;
(b) has obtained and adhered to and currently possesses all necessary permits and other approvals necessary to store, dispose of and otherwise handle Hazardous Materials (as defined in the Credit Agreement) and to operate its properties, assets and businesses; (c) has reported, to the extent required by all federal, state and local statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned and/or operated by the Mortgagor where any Hazardous Materials has been released, treated, stored or disposed of and (d) has not used, stored, or released any Hazardous Materials in excess of amounts allowed by Environmental Law; and


(i)	there is (a) no location on any property currently or
previously owned or operated by the Mortgagor where Hazardous Materials have entered or are likely to enter into the soil or groundwater or such property, other than immaterial releases of oil or natural gas in the ordinary course of business none of which releases (i) either individually, or in the aggregate, has had or may be expected to have material adverse effect on the Mortgagor's business or (ii) has violated or may be expected to violate any Environmental Laws, and (b) no on-site or off-site location to which the Mortgagor has released or transported Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials, which is or is likely to be the subject of any federal, state, local or foreign enforcement action or any investigation which could lead to any claims against any such entity for any clean-up cost, remedial work, damage to natural resources, common law or legal liability, including, but not limited to, claims under CERCLA. For the purposes of this Section, references to "the Mortgagor" shall include all predecessors, successors-in-interest of Affiliates (as defined in the Credit Agreement) of the Mortgagor; provided, that with respect to the Mortgagor's properties or assets, the foregoing representations as to predecessors and successors-in-interest are limited to the knowledge of the Mortgagor.

	ARTICLE II.

	INDEBTEDNESS SECURED

This conveyance is made, IN TRUST, HOWEVER, to secure and enforce the payment of the following indebtedness, obligations and liabilities:

(a)	That certain Advancing Note (the "Note"), dated of even date herewith, executed by Mortgagor and Mallon Resources
Corporation ("Mallon Resources") to the order of Mortgagee in the principal sum of $60,000,000.00, bearing interest, payable and with final payment thereof due as therein provided, with final payment thereof due on or before the Loan Termination
Date (as defined in the Credit Agreement) and containing the usual provisions in notes of this character, and all renewals, rearrangements, amendments, modifications and extensions thereof.

(b)	All obligations of Mortgagor and/or Mallon Resources owed
Mortgagee arising pursuant to the terms of that certain credit agreement of even date herewith (the "Credit Agreement") and all future modifications, amendments and restatements thereof.

(c)	All other present and future Obligations of Mortgagor and/or
Mallon Resources to Mortgagee, whether or not arising under the Credit Agreement.

(d)	The term "Obligations" wherever used in this Deed of Trust,
shall refer to all present and future debts, obligations and liabilities described or referred to in this Article II, the Credit Agreement or otherwise in this Deed of Trust.

(e)	The maximum lien of this Mortgage shall be ONE HUNDRED MILLION
DOLLARS ($100,000,000) plus interest, cost, expenses and attorneys' fees.

	ARTICLE III.

	COVENANTS OF MORTGAGOR

In consideration of the Obligations herein above described, Mortgagor, for itself and its successors and assigns, covenants and agrees as follows:


A.	Subject to the terms of the Credit Agreement, Mortgagor will proceed with reasonable diligence to correct any defect in the title to any portion of the Mortgaged Property material in value in the sole opinion of the Mortgagee, should any such defect be found to exist after the execution and delivery of this Deed of Trust; and in this connection, should it be found, after the execution and delivery of this Deed of Trust, that there exists upon the Mortgaged Property any lien or encumbrance equal or superior in rank to the lien or liens created by this Mortgage (except for Permitted Encumbrances), or should any such lien or encumbrance hereafter arise, Mortgagor will promptly discharge and remove same from said Mortgaged Property.

B.	Upon request of Mortgagee, Mortgagor will promptly correct any defect which may be discovered after the execution and delivery of this Deed of Trust, the Note, the Loan Documents (as defined in the Credit Agreement) or other documents executed in connection herewith, in the execution or acknowledgment hereof or thereof or in the description of the Mortgaged Property, and will execute, acknowledge, and deliver such division orders, transfer orders and other assurances and instruments as shall, in the opinion of Mortgagee, be necessary or proper to convey and assign to the Trustee all of the Mortgaged Property herein conveyed or assigned, or intended to be so.

C.	Mortgagor will keep and continue all Leases, estates and interests herein described and contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied.

D.	Mortgagor will keep and maintain all improvements and all
personal property and equipment now or hereafter situated on the Land and constituting a portion of the Mortgaged Property and used or obtained in connection therewith in good state of repair and condition in accordance with industry practices, ordinary wear and tear excepted, and will not tear down or remove the same or permit the same to be torn down or removed without the prior consent of Mortgagee, except in the usual course of operations as might be required for replacement when otherwise in compliance with this Deed of Trust.

E.	Mortgagor will notify Mortgagee of the destruction, loss,
termination or acquisition of any Mortgaged Property (except as occurs in the ordinary course of business) within ten (10) business days thereof.

F.	Mortgagor will not, without the prior written consent of
Mortgagee, which consent will not be unreasonably withheld, pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of Mortgagor's net revenue interest in production from the pooled or unitized lands. Immediately after the formation of any pool or unit in accordance herewith Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the pool or unit. The interest of Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to liens and security interests hereof in the same manner and with the same effect as though the pool or unit and the interest of Mortgagor therein were specifically described in Exhibit A hereto. In the event any proceedings of any governmental body which could result in pooling or unitizing all or any part of the Mortgaged Property are commenced, Mortgagor shall give immediate written notice thereof to Mortgagee.


G.	Mortgagor will pay all taxes now or hereafter to accrue against any of the Mortgaged Property and all other taxes or assessments, general or special, lawfully levied against it on such Mortgaged Property which might become a lien thereon before such taxes become delinquent; and it will during the life of this Deed of Trust keep the Mortgaged Property, and each and every part thereof, free, clear and discharged from all liens, charges, encumbrances, or assessments that might become superior, coordinate or subordinate to the liens or security interests of this Deed of Trust.

H.	Mortgagor will at all times maintain workmen's compensation
insurance with a responsible insurance company where required by, and in accordance with, the laws of the state (i) in which the Mortgaged Property is located or (ii) which requires workmen's compensation to be maintained on such employees.

I.	In the event Mortgagor shall fail or neglect to pay any taxes, general or special, or shall fail or neglect to relieve the Mortgaged Property from any lien which might become superior or equal to the lien of this Deed of Trust, or fail to carry such workmen's compensation or other insurance, the Trustee, at his option, or Mortgagee, at its option, may pay such taxes, liens, charges or encumbrances, or any part thereof, or effect such workmen's compensation insurance, and Mortgagor will promptly reimburse Trustee or Mortgagee, as the case may be, therefor; and any and all such sums so paid hereunder shall be paid by Mortgagor upon demand at Mortgagee's principal offices, and shall constitute a part of the Obligations.

J.	Mortgagor will operate or, to the extent that the right of operation is vested in others, will exercise its best efforts to require the operator to operate the Mortgaged Property and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in good workmanlike, prudent and efficient manner in accordance with the best usage of the field and in accordance with all laws of the state in which the Mortgaged Property is situated and the United States of America, as well as all rules, regulations, and laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Mortgaged Property shall be carried on, and will comply with all terms and conditions of the Leases it now holds, or any assignment or contract obligating the Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower the Mortgagor to bind the Trustee or Mortgagee to any contract obligation, or render the Trustee or Mortgagee in any way responsible or liable for bills or obligations incurred by the Mortgagor.

K.	Mortgagor will carry with standard insurance companies
satisfactory to the Mortgagee or holder of the Obligations, insurance with respect to the Mortgaged Property against such liabilities, casualties, risks and contingencies and in amounts as is customary in the industry; and acceptable certificates evidencing the same thereof shall be delivered to Mortgagee annually after the execution of this Deed of Trust.


L.	Mortgagor agrees to promptly pay all bills for labor and
materials incurred in the operation of the Mortgaged Property, except any that is being contested in good faith and as to which satisfactory accruals have been provided; will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or lien thereunder; and will not enter into any new operating agreement or amendment of existing operating agreement affecting the Mortgaged Property that would diminish or alter Mortgagor's net revenue interest therein without prior written consent of the Mortgagee.

M.	Mortgagor will permit Mortgagee and its accredited agents,
representatives, attorneys and employees at all times to go upon, examine, inspect and remain on the Mortgaged Property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish Mortgagee, upon request, all pertinent information regarding the development and operation of the Mortgaged Property. Provided, however, Mortgagee or its accredited agents, representatives, attorneys or employees who enter upon any of the Mortgaged Property shall do so at its own risk.

N.	Promptly upon receipt of a request from Mortgagee, Mortgagor will furnish and deliver such title assurance as Mortgagee, in its good faith discretion, requests. Should Mortgagor fail to furnish such title assurance upon such request, Mortgagee may obtain such title assurance, and any and all costs incurred thereby shall be payable by Mortgagor to Mortgagee upon demand at Mortgagee's principal offices. Mortgagor will promptly notify Mortgagee or other holder or holders of the Obligations, in writing, of the commencement of any legal proceedings affecting the Mortgaged Property or any part thereof, and will take such action as may be necessary to preserve its and Mortgagee's rights affected thereby; and should Mortgagor fail or refuse to take any such action, Mortgagee may at its election take such action on behalf and in the name of Mortgagor and at Mortgagor's cost and expense.

O.	Mortgagor shall maintain its legal existence and will maintain and procure all necessary franchises and permits to the end that Mortgagor shall be and continue to be in good standing in the State of Colorado and in the state wherein the Mortgaged Property is located, with full power and authority to own and operate all of the Mortgaged Property as contemplated herein until this Deed of Trust shall have been fully satisfied.

P.	Mortgagor hereby expressly waives any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption and any prerequisite to the full extent permitted by applicable law, in the event of foreclosure of the lien or liens and/or security interests created herein. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the lien or security interest of this Deed of Trust, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Obligations, without releasing any other part of the Mortgaged Property, proceeds or income, and without affecting the liens or security interests hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

Q.	Upon demand of Mortgagee, Mortgagor will promptly pay all
reasonable and customary costs and expenses heretofore or hereafter incurred by Mortgagee for legal, accounting, engineering or geological services rendered to it in connection with the making of the initial or any future loan to Mortgagor secured in whole or in part by the liens and security interests hereof or in the enforcement of any of Mortgagee's rights hereunder. The obligations of Mortgagor hereunder shall survive the non-assumption of this Deed of Trust in a case commenced under Title 11 of the United States Code or other similar law of the United States of America, the State of Colorado or any other jurisdiction and be binding upon the Mortgagor, or a trustee, receiver, custodian or liquidator of Mortgagor appointed in any such case.

R.	Without prior approval and written consent of Mortgagee,
Mortgagor will not sell, assign, lease, transfer or otherwise dispose of all or any portion of the Mortgaged Property, nor shall Mortgagor mortgage except for Permitted Encumbrances, pledge or otherwise encumber the Mortgaged Property or any part thereof, regardless of whether the lien or encumbrance is senior, coordinate, junior, inferior or subordinate to the lien and security interest created hereby.

S.	Upon request of Mortgagee and subject to the terms of the Credit
Agreement, Mortgagor will execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to Mortgagor monies or accounts arising in connection with any of the following matters: (a) any oil, gas or mineral production from the Mortgaged Property; (b) any gas contracts, processing contracts or other contracts relating to the Mortgaged Property; or (c) the operation of or production from any part of the Mortgaged Property. The notices of assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Mortgagee, and if required by Mortgagee, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to Mortgagee.

T.	Any mortgage, pledge, encumbrance, unitization, pooling, communitization or other action or instrument in violation of the prohibitions contained in subsections F or R above shall be of no force or effect against Mortgagee.

U.	Mortgagor will comply at all times with all federal, state and local laws, regulations, and ordinances applicable to the Mortgaged Property, including, without limitation, all environmental protection and hazardous waste requirements, and in this regard:

(1)	Mortgagor will comply with any and all applicable local,
state and federal laws, ordinances, rules, regulations and orders
(a) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by the Mortgaged Property, any property in which Mortgagee has a mortgage, security or other interest or any other property of Mortgagor, or (b) required for the performance or conduct of its operations.

(2)	Mortgagor will forthwith notify Mortgagee in writing of
any request from any governmental agency or other entity for information on releases of Hazardous Materials from, affecting or related to the Mortgaged Property, any property in which Mortgagee has a mortgage, security or other interest or any other property of Mortgagor; notify Mortgagee of any actual, proposed or threatened testing or other investigation by any governmental agency or other entity concerning the environmental condition of or related to such property; provide to Mortgagee such information as Mortgagee shall request concerning the generation, storage, disposal, transportation or other management, if any, of any Hazardous Materials.


(3)	Mortgagor will neither conduct nor permit the conduct
(and Mortgagor represents and warrants that, to the best of its knowledge, information and belief, there has not been conducted) on the Mortgaged Property (or on any other lands or properties in the vicinity thereof) of any activity or operation which is in violation of any statute, rule, regulation, ordinance or other lawful enactment of any governmental body or agency relative to the maintenance of environmental quality, including but not limited to, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980 (42 U.S.C.A. Section 9601, et seq.) and the Clean Water Act (33 U.S.C.A. Section 1251, et seq.). Mortgagor agrees that it will not permit any hazardous substance, as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.A. Section 9601(14), as amended) to be deposited, stored, disposed of, placed or otherwise come to be located on the lands covered and affected by the Mortgaged Property
(or on any other lands or properties in the vicinity thereof). To the full extent permitted by applicable law, Mortgagor agrees to defend, indemnify and hold harmless Mortgagee and its directors, officers, employees, attorneys and agents ("Indemnified Parties") from and against any and all loss, cost, expense or liability (including attorneys' fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon, migrating into, from or through or otherwise relating to the Mortgaged Property (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant of Mortgagor, a prior owner, a tenant or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the Mortgaged Property), which any Indemnified Party may incur due to the making of the loan evidenced by the Note, the exercise of any of its rights under this Deed of Trust, or otherwise (the indemnification by Mortgagor to Mortgagee hereunder, the "Indemnity"). For the purposes of the indemnity contained in this paragraph, hazardous or toxic substances or contaminated material include but are not limited to asbestos and those substances within the scope of all federal, state and local environmental laws and ordinances, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendment and Reauthorization Act of 1986. The provisions of this paragraph shall survive any foreclosure of the liens created by this Deed of Trust conveyance in lieu of foreclosure and the repayment of the indebtedness and the discharge and release of this Deed of Trust. The obligations and liability of Mortgagor under this paragraph shall be joint and several; and


(4)	the Indemnity described in Paragraph (3) above shall
survive repayment and performance of the Obligations, provided that the claims and other actions of any kind against Mortgagee which give rise to the Indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted.

(5)	Notwithstanding the foregoing, to the extent, if at all
Section 56-7-1 of the New Mexico Statutes Annotated is applicable to this Indemnity or any other Loan Documents or any indemnification agreement herein or therein, any agreement to indemnify any indemnitee given in this Indemnity or in any of the Loan Documents, regardless of whether such agreement to indemnify makes reference to this or any other limitation provision, will not extend to liability, claims, damages, losses, or expenses, including attorney fees, arising out of:

(a) 	the preparation or approval of maps, drawings, opinions,
reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee; or

(b)	the giving of or the failure to give directions or
instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

The word "indemnify" as used herein, includes, without limitation, an agreement to remedy damage or loss caused in whole or in part by the negligence, act or omission of the indemnitee, the agents or employees of the indemnitee, or any legal entity for whose negligence, acts or omissions any of the foregoing may be liable.

V.	With regard to all of the Mortgagor's covenants in this Article
III that relate to Mortgaged Property for which the Mortgagor is not the operator, to the extent that the performance of such covenants can only be carried out through the operator, the Mortgagor shall exercise reasonable diligence under the terms of the applicable operating agreements to cause the operators to satisfy such covenants, but shall not be directly responsible for doing so.

	ARTICLE IV.

	DEFEASANCE, RESPECTING FORECLOSURE
	AND OTHER REMEDIES

A.	Should Mortgagor make due and punctual payment of the
Obligations, as the same becomes due and payable, and duly observe and perform all of the covenants, conditions and agreements herein and in all other agreements with Mortgagee provided to be observed and performed by it, then the conveyance of the Mortgaged Property shall become of no further force and effect, and the lien and security interest hereof shall be released; otherwise, it shall remain in full force and effect.

B.	The term "Event of Default," as used in this herein, shall
have the same meaning assigned to such term in the Credit Agreement.


C.	To the extent the properties comprising the Mortgaged Property are located in NEW MEXICO, the provisions of this subsection C shall specify the effects of an Event of Default, the remedies available to Mortgagee following an Event of Default under this Mortgage, and any limitations on the exercise of such remedies:

(1)	Implications of Default. Upon the occurrence and during the
continuance of an Event of Default, Mortgagee may do, or may direct Trustee to do, at its option and to the extent permitted by applicable law, any one or more of the following:

(a)	Performance on Behalf of Mortgagor.  If Mortgagor has
failed to keep or perform any covenant whatsoever contained in this instrument or the Loan Documents (as defined in the Credit Agreement), Mortgagee may, but shall not be obligated to any Person to do so, perform or attempt to perform such covenant. Any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligations, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, or at such other place as Mortgagee may direct by written notice, all sums so advanced or paid by Mortgagee, with interest at the rate specified in the Note, to be paid on past-due principal (the "Default Rate") from the date when paid or incurred by Mortgagee; provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate. No such payment by Mortgagee shall constitute a waiver of any Event of Default. In addition to the liens hereof, Mortgagee shall be subrogated to all rights and liens securing the payment of any debt, claim, tax or assessment for the payment of which Mortgagee may make an advance, or which Mortgagee may pay.


(b)	Repossession.  The Mortgagee may take possession of the
Mortgaged Property or any part thereof (the Mortgagor hereby agreeing to give immediate peaceable possession) and collect and maintain, operate or control the same to the full extent of the Mortgagor's rights to collect or maintain, operate or control the same, and may apply all or any part of the income and proceeds to the payment of any development, operation or maintenance expense incident thereto in any order of application as the Mortgagee may elect; provided that in the event of any dispute or question whatsoever concerning such income and proceeds or the application thereof, the Mortgagee may hold the same in a special account until such dispute or question is finally settled to the Mortgagee's satisfaction.
 Should the Mortgagee elect to collect such income and proceeds, this indenture shall constitute full and complete authority to any purchaser of oil, gas, casinghead gas or other hydrocarbons form the Mortgaged Property or allocated thereto, or any part thereof, to deliver directly to the Mortgagee all proceeds from the sale of such products, and notice hereof without the requirement of anything more shall constitute an unqualified order on such purchaser to make such delivery. Every such purchaser is hereby authorized and directed to accept as sufficient the Mortgagee's written statement to the effect that an Event of Default has occurred hereunder and that it is entitled to such proceeds; and every such purchaser is hereby relieved from all responsibility with respect to the delivery of said proceeds or the Mortgagee's application thereof.

(c)	Acceleration.  Mortgagee may, without notice, demand,
presentment, notice of intent to accelerate or protest, or notice of protest, all of which are hereby expressly waived by Mortgagor and all other parties obligated in any manner whatsoever on the Obligations, declare the entire unpaid balance of the Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligations shall be immediately due and payable, and the liens hereof shall then be subject to foreclosure in accordance with applicable law.

(d)	Power of Sale; Etc.  Mortgagee may proceed with judicial
foreclosure of this Mortgage in accordance with law or may request Trustee to proceed with foreclosure, judicially or, if enforceable, under the power of sale granted by this Mortgage. To the extent permitted by applicable law, all or any part of the Mortgaged Property may be sold at one or more foreclosure sales, as an entity or in parcels as Mortgagee, or Trustee, may determine whether or not such portions or parcels are contiguous, with or without Mortgagee or Trustee having first taken possession of same, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law. Such sale or sales shall be to the highest bidder or bidders for cash (except that the Mortgagee may make a credit bid).

Nothing contained in this subsection IV(C)(1)(d) shall be construed to limit in any way the Mortgagee's or Trustee's rights to sell the Mortgaged Property by private sale if, and to the extent that, such private sale is permitted under the laws of the State of New Mexico or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same.


At any sale pursuant to this subsection IV(C)(1)(d) (i) each and every recital contained in any instrument of conveyance made by Trustee, or Special Master in the event of judicial foreclosure, shall conclusively establish the truth and accuracy of the matters recited therein including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder; (ii) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;
(iii) the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication, or non-application thereof; (iv) to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Mortgagor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Mortgagor; and (v) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale and may credit the bid against the Obligations. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds, assignments, or bills of sale in the name of Mortgagor, conveying or transferring the Mortgaged Property, or any part thereof, so sold to the purchaser or purchasers containing such warranties of title as are customarily given, which warranties shall be binding upon Mortgagor. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, or the right to foreclose judicially, but sales may be made from time to time until the Obligations is paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the personal property.


In addition to the rights and other powers of sale granted under the preceding provisions of this subsection IV(C)(1)(d), if an Event of Default occurs as to the payment of any installment of the Obligations, Mortgagee may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligations to be due and payable, orally or in writing direct Trustee to enforce the trust created by this instrument and sell the Mortgaged Property subject to such matured Obligations and the liens securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of this subsection IV(C)(1)(d).
 After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligations may be made hereunder whenever there is an Event of Default in the payment of any installment of the Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this subsection IV(C)(1)(d), the unmatured balance of the Obligations (except as to any proceeds of any sale which Mortgagee may apply as prepayment of the Obligations), or the liens securing payment of the Obligations. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold.


It is intended by each of the foregoing provisions of this subsection IV(C)(1)(d) that Trustee may, after any request or direction by Mortgagee, sell not only the Leases but also all items constituting part of the Mortgaged Property along with the Leases or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. If the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Obligations and the expense of enforcing the trust created by this instrument, the liens of this instrument shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales of less than the whole of the Mortgaged Property had occurred, but Mortgagee shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property.

In the event any questions should be raised as to the regularity or validity of any sale hereunder, Trustee shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate. It is agreed that, in any deed or deeds given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any Event of Default, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee or by Trustee, shall be taken by all tribunals as prima facie evidence that the said statements or recitals are true and correct and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

In the event of the resignation or death of Trustee, or his failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Mortgagee, without cause, Mortgagee may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. Such substitution shall be made by recording notice of the substitution, acknowledged by Mortgagee, in the office of the county clerk of each county in which all or any part to the Mortgaged Property is situated at the time of the substitution. Additionally, Mortgagee shall give written notice to Mortgagor, Trustee, and the substitute trustee. If Mortgagee is a banking association or a corporation, such appointment may be made on behalf of such Mortgagee by any person who is then the president, or any vice-president, or the cashier or secretary, or any other authorized officer or agent of Mortgagee. In the event of the resignation or death of any such substitute trustee, or his failure, refusal, or inability to make such sale or perform such trusts, or, at the option of Mortgagee, without cause, Mortgagee may appoint successive substitute trustees from time to time in the same manner. Wherever herein the word "Trustee" is used, the same shall mean the person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

(e)	Judicial Foreclosure.  Mortgagee may, or Trustee may
upon written request of Mortgagee, in lieu of or in addition to exercising the power of sale provided for in subsection IV(C)(1)(d) hereof, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligations in accordance with the terms hereof, of the Note and of the Loan Documents evidencing it, to foreclose the liens and this instrument as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(f)	Appointment of a Receiver.  To the extent permitted by
applicable law, Mortgagee, as a matter of right and without regard to the sufficiency of the Mortgaged Property, and without any showing of insolvency, fraud or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, royalties, revenues, bonuses, production payments, delay rentals, benefits, rents, issues and profits thereof. Mortgagor hereby agrees that notice of any hearing on the appointment of a receiver shall be adequate if (i) mailed three (3) days prior to the hearing or (ii) hand delivered one (1) day prior to the hearing, to the Mortgagor's address set forth next to the Mortgagor's signature block hereof, whether or not Mortgagor has yet been served with the summons and/or complaint, if any, in the action on which the receiver is sought. Furthermore, the foregoing does not preclude a finding of adequate notice by telephone or facsimile transmission or by a shorter time than consented to in this subsection. Mortgagor hereby consents to the appointment of such receiver or receivers, agrees not to oppose any application therefor by Trustee or Mortgagee and agrees that such appointment shall in no manner affect the rights of Mortgagee under Article V hereof. Mortgagor further hereby consents and agrees that there is good cause to waive, and hereby waives, the furnishing of any security for the appointment of a receiver.

(g)	Entry Upon Mortgaged Property; Personal Property.

(i)	Mortgagee may (without notification, if permitted
by applicable law) enter upon the Mortgaged
Property, take possession of the Mortgaged
Property, and remove the personal property, or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Mortgagee, take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property, and hold or store such property at Mortgagor's expense. If necessary to obtain the possession provided for in this subsection IV(C)(1)(g), Mortgagee or Trustee may undertake any and all remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer and restitution.

(ii)	Mortgagee may require Mortgagor to assemble the
personal property and any other items of the Mortgaged Property, or any part thereof, and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to Mortgagor and Mortgagee.

(iii)	Mortgagee may retain the personal property and any
other items of the Mortgaged Property, or any part thereof, in satisfaction of the Obligations whenever the circumstances are such that Mortgagee is entitled to do so under the New
Mexico Uniform Commercial Code (the "New Mexico
UCC").

(iv)	Mortgagee may buy any items of the Mortgaged
Property, or any part thereof, at any private disposition if the Mortgaged Property, or the part thereof, being disposed of, is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

(2)	Mortgagee as Purchaser of Mortgaged Property.  If Mortgagee is
the purchaser of the Mortgaged Property, or any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the liens hereof, or otherwise, Mortgagee shall, upon any such purchase, acquire good and marketable title to the Mortgaged Property so purchased, free of the liens of these presents.


(3)	Possession by Purchaser of Mortgaged Property.  Subject only to any period of redemption which the Mortgagor is unable to waive or relinquish as more fully set forth in subsection IV(C)(7), in case the liens hereof shall be foreclosed by Trustee's sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to such purchaser's ownership, immediate possession of the Mortgaged Property, or any part thereof sold to such purchaser, and, subsequent to foreclosure, Mortgagor shall be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments, contracts, and other intangible property covered by this instrument, Mortgagor shall be considered a tenant at sufferance of the purchaser at the foreclosure sale, and any person occupying the Mortgaged Property, or portion thereof so sold, after demand has been made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

(4)	Partial Release; Other Security.  Any part of the Mortgaged
Property may be released by Mortgagee without affecting, subordinating, or releasing the lien, security interest, and assignment hereof against the remainder of the Mortgaged Property.
 The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Obligations or any part thereof. The taking of additional security or the rearrangement, extension, or renewal of the Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby or affect the liability of any endorser, guarantor, or surety or improve the right of any permitted junior lienholder; and this instrument, as well as any instrument given to secure any rearrangement, renewal, or extension of the Obligations secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Obligations is completely paid.

(5)	Application of Proceeds.  To the extent permitted by
applicable law, the proceeds of any sale of, and the proceeds and other income generated by the holding, leasing, operating, or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority: (i) first, to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, maintaining, repairing, improving, and selling the same, including, without limitation, (A) Trustee's fees and receiver's fees, (B) costs of advertisement, (C) attorneys' and accountants' fees, (D) court costs, and (E) at Mortgagee's option, payment of any and all impositions and prior liens, security interests, or other rights, titles, or interests on the Mortgaged Property (without in any way implying Mortgagee's prior consent to the creation thereof or any obligation on the part of Mortgagee to discharge the same); (ii) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest, which may be due to Mortgagee under the Credit Agreement, the Note or the Loan Documents, together with interest thereon as provided in any such document; (iii) third, to the payment of all accrued but unpaid interest due on the Note; (iv) fourth, to the payment of the principal amount outstanding on the Note in inverse order of maturity; (v) fifth, to the payment of all other Obligations of Mortgagor to Mortgagee; (vi) sixth, to the payment of any Obligations secured by a subordinate agreement or security interest on the Mortgaged Property; and (vii) seventh, to Mortgagor. Mortgagor and any other party liable on the Obligations and shall be liable for any deficiency remaining in the Obligations subsequent to the sale referenced in this subsection IV(C)(5).


(6)	Suit to Collect or Foreclose.  In the event a foreclosure
hereunder should be commenced by Trustee in accordance with subsection IV(C)(1)(d), Mortgagee may at any time before the sale direct Trustee to abandon the sale, and may then institute suit for the collection of the Obligations, or for the foreclosure of the liens hereof. If Mortgagee should institute a suit for the collection of the Obligations, or for a foreclosure of the liens hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this instrument.

(7)	Waiver of Appraisement; Redemption Period.  To the full extent
Mortgagor may lawfully do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force, in order to prevent or hinder the enforcement of this instrument or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof by any purchaser at any such sale, but Mortgagor, insofar as Mortgagor now or hereafter may lawfully do so, hereby waives the benefit of all such laws; provided that the appraisement of any of the Mortgaged Property is hereby expressly waived or not waived at the option of Trustee or Mortgagee, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this instrument.

Furthermore, to the extent permitted by applicable law, the Mortgagor expressly waives and relinquishes all laws now existing and hereafter enacted providing for any creation or extension of a period of redemption from any sale hereunder or any extension of time for the enforcement of the collection of the Obligations. Mortgagor and Mortgagee agree that there shall be no period of redemption for any sale of Mortgaged Property pursuant to the power of sale granted in subsection IV(C)(1)(d). To the extent applicable law prescribes, and Mortgagor is unable pursuant to such law to waive and relinquish, a right of redemption, Mortgagor and Mortgagee agree that any such prescribed period of redemption will be the shortest period allowed by such law. Specifically, Mortgagor and Mortgagee, pursuant to Section 39-5-19 of the New Mexico Statutes Annotated 1978, agree that the period of redemption after any judicial foreclosure sale shall be one (1) month in lieu of nine (9) months.

(8)	Other Rights of Mortgagee; Rights Cumulative.  Mortgagee shall have and may exercise any and all other rights which Mortgagee may have under the New Mexico UCC, by virtue of the Loan Documents, at law, in equity or otherwise. All rights available to Mortgagee and Trustee hereunder are cumulative of and in addition to all of the rights granted to Mortgagee at law or in equity, or under the Loan Documents.

(9)	Easements or Contracts Violative of Mortgage.  The purchaser at any Trustee's or foreclosure sale hereunder may disaffirm any easement granted or rental, lease, or other contract made in violation of any provision of this instrument and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or rental, lease, or other contract.


	ARTICLE V.

	ASSIGNMENT OF PRODUCTION
	(this "Assignment")

A.	In addition to the conveyance to the Trustee herein made,
Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all of the oil, gas and other minerals produced, saved or sold from the Mortgaged Property and attributable to the interest of Mortgagor therein subsequent to 7:00 A.M. on the 1st day of the month in which this Deed of Trust is executed, together with the proceeds of any sale thereof; Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such proceeds derived from the sale thereof, and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same; and the purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts, and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues so paid to Mortgagee. Unless and until an Event of Default shall occur, Mortgagee grants to Mortgagor a license to receive and collect the revenues and proceeds attributable to such production, but upon the occurrence of an Event of Default, the Mortgagee, acting in its sole discretion, shall have the right to terminate Mortgagor's license to collect such revenues and proceeds by sending to the purchasers of such production the letters in lieu of transfer orders executed by Mortgagor contemporaneously herewith.

B.	Should any purchaser taking the production from the Mortgaged
Property fail to make prompt payment to Mortgagee in accordance with this Assignment, Mortgagee shall have the right at Mortgagor's expense to demand a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and failure of Mortgagor to consent to and promptly effect such change of connection shall constitute an Event of Default here-under, and the whole Obligations may be immediately declared due and payable, at the option of Mortgagee, and the Mortgaged Property shall become subject to the foreclosure proceedings hereunder.

C.	Mortgagor authorizes and empowers Mortgagee to receive, hold and collect all sums of money paid to Mortgagee in accordance with this Assignment, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums. All payments provided for in this Assignment shall be paid promptly to Mortgagee, and any provisions contained in any note or notes evidencing the Obligations or any part thereof to the contrary notwithstanding, Mortgagee may apply the same or so much thereof as it elects to the payment of the Obligations, application to be made in such manner as it may elect, regardless of whether the application so made shall exceed the payments of principal and interest then due as provided in the note or notes evidencing the Obligations. After such application has been so made by Mortgagee, the balance of any such payment or payments remaining shall be paid to Mortgagor.


D.	It is understood and agreed that should such payments provided for by this Assignment be less than the sum or sums then due on the Obligations, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the note, notes, guaranty agreements or other instrument or instruments evidencing the Obligations, and neither this Assignment nor any provisions hereof shall in any manner be construed to affect the terms and provisions of such note, notes, guaranty agreements or other instrument or instruments evidencing the Obligations. Likewise, neither this Assignment nor any provisions hereof shall in any manner be construed to affect the liens, rights, title and remedies herein granted securing the Obligations or Mortgagor's liability therefor. The rights under this Assignment are cumulative of all other rights, remedies, and powers granted under this Deed of Trust, and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Obligations.

E.	Should Mortgagor receive any of the proceeds of any sale of
oil, gas or other minerals produced, saved or sold from the Mortgaged Property, which under the terms hereof should have been remitted to Mortgagee, Mortgagor will immediately remit same in full to Mortgagee.

F.	Upon payment and performance in full of all Obligations, the remainder of such proceeds held by Mortgagee, if any, shall be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made by Mortgagee to Mortgagor at its request.

G.	Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee shall be accountable only for funds actually received.

	ARTICLE VI.

	ADDITIONAL REMEDIES

A.	If Mortgagor should fail to comply with any of the covenants or obligations of Mortgagor hereunder, then Mortgagee or the Trustee may perform the same for the account and at the expense of Mortgagor but shall not be obligated so to do, and any and all expenses incurred or paid in so doing shall be payable by Mortgagor to Mortgagee, with interest at the Default Rate, from the date when same was so incurred or paid, and the amount thereof shall be payable on demand and shall be secured by and under this Deed of Trust, and the amount and nature of such expense and the time when paid shall be presumptively established by the affidavit of Mortgagee or any officer or agent thereof, or by the affidavit of any Trustee acting hereunder; provided, however, that the exercise of the privileges granted in this paragraph shall in no way be considered or constitute a waiver of the right of Mortgagee upon the happening of an Event of Default hereunder to declare the Obligations at once due and payable but shall be cumulative of such right and all other rights herein given.

B.	Mortgagor does hereby designate Mortgagee as Mortgagor's agent to exercise each and every remedy set forth in this Mortgage and to conduct any and all operations and take any and all action reasonably necessary to do so.



	ARTICLE VII.

	MISCELLANEOUS

A.	Any provision in any document that may be executed in
connection herewith to the contrary notwithstanding, the holder of the Obligations shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited so that the holder of the Obligations shall be paid as interest, a sum greater than that authorized by law. If any possible construction of this Deed of Trust or any instrument evidencing the Obligations, or any or all other notes, guaranties or papers relating to the Obligations, seems to indicate any possibility of a different power given to the holder of the Obligations, or any authority to ask for, demand, or receive any larger rate of interest, such as a mistake in calculation or wording, this clause shall override and control, and proper adjustments shall be made accordingly.

B.	This Deed of Trust, for convenience only, has been divided
into Articles and paragraphs, and it is understood that the rights, powers, privileges, duties and other legal relations of the Mortgagor, the Trustee, and the Mortgagee or any holder of the Obligations, shall be determined from this Deed of Trust as an entirety and without regard to the aforesaid division into Articles and paragraphs and without regard to headings prefixed to such Articles.

C.	The terms used to designate any of the parties herein shall be deemed to include the heirs, successors and assigns of such parties; the term "successors" shall include the heirs, trustees and legal representatives; and the term "Mortgagee" shall also include any lawful owner, holder or pledgee of any Obligations. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and the plural shall likewise be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

D.	Every right and remedy provided for herein shall be cumulative of each and every other right or remedy of Mortgagee, whether herein or otherwise conferred, and may be enforced concurrently therewith, and the unenforceability or invalidity of any one or more provisions, clauses, sentences or paragraphs of this Deed of Trust shall not render any other provision, clause, sentence or paragraph unenforceable or invalid. No security theretofore, herewith or sub-sequently taken by Mortgagee shall in any manner impair or affect the security given by this Deed of Trust or any security by endorsement or otherwise presently or previously given, and all security shall be taken, considered and held as cumulative.

E.	This Deed of Trust shall be binding upon the parties, their
respective successors and assigns, and shall inure to the benefit of the holder of the Obligations, and the covenants and agreements herein contained shall constitute covenants running with the Land.


F.	It is contemplated by the parties hereto that from time to
time additional interests and properties may or will be added to the interests and properties in Exhibit A attached hereto by means of supplemental indentures identifying this Deed of Trust and describing such interests and properties to be so added and included, and upon the execution of any such supplemental indenture, the lien, rights, titles and interests created herein shall immediately attach to and be effective in respect to any such interests and properties so described, the same as if same had been included originally in Exhibit A attached hereto, and the same being included in the term "Mortgaged Property", as used herein.

G.	This Deed of Trust shall be deemed, and may be enforced from time to time, as a chattel mortgage, real estate mortgage, deed of trust, security agreement, assignment or contract, or as one or more thereof.

H.	Without in any manner limiting the generality of any of the foregoing hereof, some portions of the personal property described hereinabove are or are to become fixtures on the Land described herein or to which reference is made herein. In addition, the security interest created hereby under applicable provisions of the Uniform Commercial Code attaches to minerals, including oil and gas, or accounts resulting from the sale thereof, at the wellhead or minehead located on the Land described or to which reference is made herein.

I.	This Deed of Trust may be filed as provided for under New
Mexico law relating to the granting of security interests. In this connection, this instrument will be presented to a filing officer under the Uniform Commercial Code to be filed in the real estate records as a Financing Statement covering minerals and fixtures.

J.	For purposes of filing this Deed of Trust as a financing
statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

K.	For the convenience of the parties, this Deed of Trust may be executed in multiple counterparts. For recording purposes, various counterparts have been executed and there may be attached to each such counterpart an Exhibit A containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded. A complete, original counterpart of this Deed of Trust with a complete Exhibit A may be obtained from the Mortgagee. Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Deed of Trust.


L.	The failure or delay of Mortgagee to file or give any notice as to this Deed of Trust, or to exercise any right, remedy or option to declare the maturity of the principal debt, or any other sums hereby secured, or the payment by Mortgagee of any taxes, liens, charges or assessments, shall not be taken or deemed a waiver of any rights to exercise such right or option or to declare any such maturity as to any past or subsequent violations of any of such covenants or stipulations, and shall not waive or prejudice any right or lien hereunder. Any election or failure by Mortgagee to exercise any rights, remedies or options hereunder shall not constitute a waiver or prejudice the exercise of other rights or remedies existing hereunder. All rights, powers, immunities, remedies and liens of Mortgagee existing and to exist hereunder or under any other instruments, and all other or additional security, and Mortgagee's rights at law and in equity, shall be cumulative and not exclusive, each of the other; and Mortgagee shall, in addition to the remedies herein expressly provided, be entitled to such other remedies as may now or here after exist at law or in equity for securing and collecting the Obligations, for enforcing the covenants herein, and for foreclosing the liens hereof. Resort by Mortgagee to any remedy provided for hereunder or at law or in equity shall not prevent concurrent or subsequent resort to the same or any other remedy or remedies.

M.	In the event of a conflict between the terms and provisions of this Deed of Trust and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.


	[Signature page follows]


IN WITNESS WHEREOF, this instrument is executed effective as of this 9th day of September, 1999.

MORTGAGOR:

MORTGAGOR'S ADDRESS:			MALLON OIL COMPANY

999 18TH Street, Suite 1700
Denver, Colorado 80202				By:	____________________________
                               Kevin M. Fitzgerald
                               President



THE STATE OF TEXAS 		)
                     )
COUNTY OF HARRIS    	)

This instrument was acknowledged before me on September 9, 1999 by Kevin
M. Fitzgerald, President of Mallon Oil Company.



Notary Public, State of Texas
Printed Name:
Commission Expires:

	EXHIBIT A
TO DEED OF TRUST

This Exhibit A sets forth the description of the property interests covered by the Deed of Trust to which this Exhibit A is attached. All defined terms not otherwise defined in this Exhibit A shall have the meaning ascribed to such term in the Deed of Trust to which this Exhibit A is attached. This Exhibit A and the Deed of Trust cover and include the following rights, titles and interests:

(a)	All of Mortgagor's present and future rights, titles and interests in and to the oil, gas and/or mineral leases, leasehold interests, overriding royalty interests, fee interests, non-participating royalty interests, mineral interests, production payments, net profits interests, any interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and/or mineral leases or lands described herein; and

(b)	All present and future wells, rigs, machinery and other equipment, materials, fixtures, improvements, inventory and articles of personal property, now owned or hereafter acquired by Mortgagor, appurtenant to the Leases or used or obtained in connection with the Leases or with the production, treatment, sale or disposal of hydrocarbons, other minerals or waste produced therefrom or attributable thereto, and other appurtenances thereunto belonging (the "Equipment"); and

(c)	All of the foregoing interests of the Mortgagor, now owned or hereafter acquired, as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances together with the Mortgagor's interests in, to and under or derived from all renewals and extensions of any oil, gas and/or mineral leases described herein, it being specifically intended hereby that any new oil, gas and/or mineral lease (i) in which an interest is acquired by the Mortgagor after the termination or expiration of any oil, gas and/or mineral lease, the interests of the Mortgagor in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil, gas and/or mineral lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

(d)	All present and future rights, titles and interests of Mortgagor in, to and under or derived from any operating, farmout, and bidding agreements, assignments and subleases, whether or not described in this Exhibit A including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction); and

(e)	All present and future rights, titles, and interests of the
Mortgagor in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange, and processing contracts and agreements (including, without limitation, rights to take-or-pay payments or buy-outs of take-or-pay obligations under any gas sales contract), including, without limitation, those contracts and agreements that are described in Exhibit A; and


(f)	All present and future rights, titles and interests of the Mortgagor in, to and under or derived from all existing and future permits, licenses, easements, rights-of-way and similar rights and privileges that relate to or are appurtenant to any of the described Leases and/or lands.

Notwithstanding the intention of this Agreement to cover all of the right, title and interest of Mortgagor in and to the described Leases and/or Lands, Mortgagor hereby specifically warrants and represents that the interests covered by this Exhibit A are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest or other interest payable out of or measured by production set forth in Exhibit A. In the event the Mortgagor owns any other or greater interest, such additional interest shall also be covered by and included in this Deed of Trust. The designation "Working Interest" or "WI%" means an interest owned in an oil, gas and mineral lease that determines the cost bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI%" means net revenue interest, or that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens, or other burdens on production, except severance, production, windfall profits and other similar taxes. The designation "Overriding Royalty Interest" or "ORRI%" means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production, windfall profits and other similar taxes.

"Permitted Encumbrances" as used in the Deed of Trust shall mean (i) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Mortgagor of any of the Mortgaged Property in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Mortgaged Property, (ii) all interests in the Mortgaged Property securing obligations owed to, or claimed by, any Person other than the holder of the Obligations, whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by the holder of the Obligations in writing, (iii) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers, operators, joint interest owners, taxing and other governmental authorities, materialmen and other similar liens arising by law, or otherwise arising in the ordinary course of business, in each case, for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and (iv) specific exceptions and encumbrances affecting each of the Mortgaged Property as described in this Exhibit INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exception and encumbrance.

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	PROPERTY DESCRIPTION